UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

AMICUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting of Stockholders of Amicus Therapeutics, Inc. (the “Company”) held on June 12, 2014, the Company’s stockholders elected M. James Barrett, Ph.D., Robert Essner and Ted W. Love, M.D. as Class I directors each to serve a three-year term expiring at the 2017 Annual Meeting of Stockholders or until their respective successors have been elected. In addition, the stockholders (i) approved the Amended and Restated 2007 Equity Incentive Plan, (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and (iii) voted to approve, on an advisory basis, the compensation paid to the Company’s named executive officers.  The final voting results on these matters were as follows:

1.                                      Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
M. James Barrett, Ph.D.	49,550,311	1,019,203	9,352,752
Robert Essner	49,999,405	570,109	9,352,752
Ted W. Love, M.D.	49,580,251	989,263	9,352,752

2.                                      Approval of the Amended and Restated 2007 Equity Incentive Plan

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
44,741,893	5,770,390	57,230	9,352,753

3.                                      Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
59,606,999	281,796	33,471	0

4.                                      Approval, on an advisory basis, of the Company’s executive compensation

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
36,840,237	12,852,273	877,003	9,352,753

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: June 16, 2014	By:	/s/ WILLIAM D. BAIRD III
	Name:	William D. Baird III
	Title:	Chief Financial Officer